Exhibit 99.2

PFO Global Releases Letter to Shareholders

IRVING, TX--(Marketwired - July 21, 2015) - PFO Global, Inc. (OTCQB: ENRGD), an innovative manufacturer and commercial provider of advanced prescription lenses, finished eyewear and vision technologies, released the following open letter to shareholders today:

Dear PFO Global Shareholder,

I want to personally thank you for your investment in PFO Global. On the heels of our recent emergence as a publicly traded company, our entire management team is keenly aware of the importance of pro-active corporate communications as well as promoting corporate transparency.

This letter, along with all future public communications and filings, will allow you to remain informed of progress being made towards our collective goals. We understand the fundamental importance timely and transparent communications play in creating and sustaining long term shareholder value.

As you know, we recently publicly announced that we entered into a plan of merger with PFO Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of the Company and Pro Fit Optix Holding Company, LLC, a Florida limited liability company (“PFO”). The resulting company is now publicly listed under the ticker symbol “ENRGD”. In addition, we simultaneously completed a financing with an institutional investor in the amount of $4,000,000.

Subsequently, we applied for a new ticker symbol. We expect to officially implement the symbol change in upcoming weeks, pending regulatory approval. New post merger shares are already in the process of being issued to former PFO members.

On the business front, our goal is to provide the highest quality eyewear and lenses at the most competitive price points, while facilitating logistical efficiency via disruptive proprietary technology enabling worldwide market reach. To do this, we intend to upset the current prescription lens retail market and highly fragmented global optical industry paradigm. We believe the current market paradigm dominated by few and based on premium pricing and highly inefficient business models, creates a sizeable opportunity for PFO Global.

We also understand that a company’s best asset is often its people. For this reason, we have carefully constructed both a management team and board of directors that together possess well in excess of a century of optical space experience. Our management team has a proven track record of success in both business as well as the optical space, not limited to having worked with notable companies like Fresenius, Essilor, Pearle Vision, and America’s Best Contacts and Eyeglasses.

Our board of directors includes the Founder of LensCrafters, the former chief medical officer of JFK Medical Center and the recently retired CEO of The Vision Counsel.

Over the past few years, we have made tangible technology development and commercial progress towards our goals by developing novel optical solutions, adding premier management and board leadership, and forming relationships with key networks of private practice optometrists and managed care administrators. We are now positioned to collectively leverage our team’s vast knowledge and expertise on your behalf as we seek to revolutionize the rapidly growing $60+ billion global retail optical market.

We look forward to updating you on our continuing efforts and progress in the near future.

Kind regards,

Ruedi Suter
Chief Executive Officer

About PFO Global

PFO Global is an innovative manufacturer and commercial provider of advanced prescription lenses, finished eyewear and vision technologies targeted for the global optometrists marketplace. PFO Global's uniquely interactive manufacturing, fulfillment and proprietary online ordering systems combine with its eyewear lens product lines intended to meet the broad array of eyewear markets, from the independent eye care professional offices to finished eyewear products for US Healthcare Entitlement Programs, such as Medicaid and Medicare.

Safe Harbor Statement

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Investor Relations:

PFO Global Inc.

Timothy Kinnear

817-251-4333

Email Contact

Media Relations:

PFO Global Inc.

Claudine Williams

817-251-4333

Email Contact